                                                                    EXHIBIT 10.6






                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             TERRACE HOLDINGS, INC.

                            A DELAWARE CORPORATION,

                                      AND

                        VIRGIL SCARBROUGH & SCOTT DAVIS

                               TABLE OF CONTENTS
                               -----------------

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
1.   DEFINITIONS                                                         1

     1.1  Affiliate..................................................    1
     1.2  Ancillary Documents........................................    1
     1.3  Code.......................................................    3
     1.4  Liabilities................................................    3
     1.5  Rights.....................................................    3
     1.6  Stock................

2.   SALE OF ASSETS AND ISSUANCE OF STOCK............................    3

     2.1  Purchase and Sale of Assets and Rights.....................    3
     2.2  Delivery of Possession and Instruments of Transfer.........    4

3.   CONSIDERATION...................................................    4

     3.1  Cash Consideration.........................................    4
     3.2  Stock Redemption...........................................    4
     3.3  Time and Mode of Cash Payment..............................    4
     3.4  Issuance of THI Shares of Capital Stock....................    4

4.   CLOSING.........................................................    6

     4.1  Closing and Closing Date...................................    6

5.   REPRESENTATIONS AND WARRANTIES OF FRESH.........................    6

     5.1  Organization, Good Standing, Power, Etc....................    6
     5.2  Capital Stock..............................................    7
     5.3  Articles of Incorporation and By-Laws......................    7
     5.4  Subsidiaries, Divisions and Affiliates.....................    7
     5.5  Equity Investments.........................................    7
     5.6  Authorization of Agreement.................................    7
     5.7  Effect of Agreement........................................    8
     5.8  Restrictions; Burdensome Agreements........................    8
     5.9  Governmental and Other Consents............................    8
     5.10 Financial Statements.......................................    8
     5.11 Absence of Certain Changes or Events.......................    9

                                       i
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     5.12  Title to Assets; Absence of Liens and Encumbrances..............   9
     5.13  Equipment.......................................................  10
     5.14  Insurance.......................................................  10
     5.15  Agreements, Arrangements, Etc...................................  11
     5.16  Patents, Trademarks, Copyrights, Etc............................  14
     5.17  Permits, Licenses, Etc..........................................  15
     5.18  Compliance with Applicable Laws.................................  15
     5.19  Litigation......................................................  15
     5.20  No Interest in Competitors......................................  16
     5.21  Customers, Suppliers, Distributors and Agents...................  16
     5.22  Books and Records...............................................  16
     5.23  Employee Benefit Plans..........................................  17
     5.24  Powers of Attorney..............................................  17
     5.25  Sufficiency of Assets and Commitments...........................  17
     5.26  Labor Disputes, Unfair Labor Practices..........................  18
     5.27  Past Due Obligations............................................  18
     5.28  Environmental Compliance........................................  18
     5.29  Tax and Other Returns and Reports...............................  19
     5.30  Recent Dividends and Other Distributions........................  19
     5.31  Inventory.......................................................  19
     5.32  Purchase and Sale Obligations...................................  20
     5.33  Other Information...............................................  20
     5.34  Knowledge of FRESH and the Shareholders.........................  20

6.   REPRESENTATIONS AND WARRANTIES OF THI.................................  20

     6.1   Organization....................................................  20
     6.2   Authorization of Agreement......................................  20
     6.3   Effect of Agreement.............................................  21
     6.4   Litigation......................................................  21
     6.5   Possible Submission to Stockholder Vote.........................  21

7.   POST-CLOSING COVENANTS................................................  21

     7.1   Further Assurances..............................................  21
     7.2   Confidentiality.................................................  23
     7.3   Cooperation.....................................................  23



8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THI........................  23


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     8.1   Accuracy and Representations and Warranties.....................  23
     8.2   Performance of Agreements.......................................  23
     8.3   Litigation, Etc.................................................  24
     8.4   Approvals and Consents..........................................  24
     8.5   Shareholders' Certificate.......................................  24
     8.6   Officer's Certificate...........................................  24
     8.7   Good Standing Certificates......................................  25
     8.8   No Material Adverse Change......................................  25
     8.9   Actions, Proceedings, Etc.......................................  25
     8.10  Opinion of Counsel to FRESH.....................................  25
     8.11  Licenses, Permits, Consents, Etc................................  25
     8.12  Documentation of Rights.........................................  25
     8.13  Officers' Financial Certificate.................................  26
     8.15  Accountants Letter..............................................  26
     8.16  Completion of Due Diligence.....................................  26

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FRESH......................  26

     9.1   Accuracy of Representations and Warranties......................  26
     9.2   Performance of Agreements.......................................  26
     9.3   Secretary's Certificate.........................................  26
     9.4   Actions, Proceedings, Etc.......................................  26
     9.5   No Injunction...................................................  27
     9.6   Opinion of Counsel to Buyer.....................................  27

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATIONS..........  27

     10.1  Survival........................................................  27
     10.2  Indemnification by FRESH and its Shareholders...................  27
     10.3  Indemnification by THI..........................................  28
     10.4  Right to Defend.................................................  29
     10.5  Subrogation.....................................................  29

11.  MISCELLANEOUS.........................................................  29

     11.1  Expenses........................................................  29
     11.2  Waivers.........................................................  29
     11.3  Binding Effect; Benefits........................................  30
     11.4  Assignment......................................................  30
     11.5  Notices.........................................................  30
     11.6  Entire Agreement................................................  31
     11.7  Headings; Certain Terms.........................................  31
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                                      iii
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     11.8   Counterparts...................................................  31
     11.9   Governing Law..................................................  32
     11.10  Severability...................................................  32
     11.11  Amendments.....................................................  32
     11.12  Transaction Taxes..............................................  32
     11.13  Disclosures....................................................  32
     11.14  Section References.............................................  32
     11.15  Brokers and Finders............................................  32

                           SCHEDULE AND EXHIBIT INDEX
                           --------------------------

1.      Exhibit 1.3(b)    Inventory
2.      Exhibit 1.3(c)    Equipment
3.      Exhibit 1.3(d)    Rights (Patents, Trademarks, Copyrights, etc.)
4.      Exhibit 1.3(g)    Accounts Receivable
5.      Exhibit 1.3(h)    Real Property (owned or leased)
6.      Exhibit 1.3(j)    Excluded Assets
7.      Exhibit 2.1       Excluded Liabilities
8.      Exhibit 3.1       Promissory Notes
9.      Exhibit 3.4       Scarbrough & Davis Employment Agreements
10.     Exhibit 3.6       Allocation of Consideration
11.     Exhibit 4.1       Form of Closing Memorandum
12.     Exhibit 5.1       Good Standing Certificates - FRESH
13.     Exhibit 5.2       Outstanding Offers, Options, Warrants, Equity Securities, Etc.
14.     Exhibit 5.3       Articles of Incorporation and By-laws of FRESH
15.     Exhibit 5.4       Subsidiaries, Divisions and Affiliates of FRESH
16.     Exhibit 5.5       Equity Investments
17.     Exhibit 5.10      Financial Statements of FRESH
18.     Exhibit 5.11      Material Adverse Changes
19.     Exhibit 5.12      Liens and Encumbrances of FRESH
20.     Exhibit 5.14      Insurance Policies
21.     Exhibit 5.15.1    Liabilities
22.     Exhibit 5.16      Patents, Trademarks, Copyrights
23.     Exhibit 5.17      Permits, Licenses, Etc.
24.     Exhibit 5.19      Material Litigation
25.     Exhibit 5.20      5% Interest Ownership Table
26.     Exhibit 5.21      Interest in Competitors
27.     Exhibit 5.23      Employee Benefit Plans
28.     Exhibit 5.24      Powers of Attorney
29.     Exhibit 5.25      Sufficiency of Assets & Liabilities
30.     Exhibit 5.26      Material Labor Disputes
31.     Exhibit 5.27      Past Due Obligations
32.     Exhibit 5.28      Environmental Compliance
33.     Exhibit 5.29.A    Tax Examination Dates
34.     Exhibit 5.29.B    Examinations of Tax Returns by Governmental Agency
35.     Exhibit 5.29.C    Proposal by Governmental Entity of Deficiency, Assessment or Claim of Taxes
36.     Exhibit 5.31.A    Inventory
37.     Exhibit 5.31.B    Non-useable Inventory
38.     Exhibit 10.10     Opinion of Counsel to FRESH
39.     Exhibit 10.14     Officer's Financial Certificate
40.     Exhibit 10.15     Accountant's Letter
41.     Exhibit 11.3      Secretary's Certificate
42.     Exhibit 11.6      Opinion of Counsel to THI

                               PURCHASE AGREEMENT
                               ------------------

     THIS AGREEMENT ("Agreement") is made and entered into as of the _____ day of _____, 1997, by and among Terrace Holdings, Inc., a Delaware corporation, or its assignee under Section 13.5 of this Agreement ("THI") and Virgil Scarbrough ("Scarbrough")and Scott Davis ("Davis")(collectively, the "SELLERS").

                                   RECITALS:
                                   ---------

     WHEREAS, SELLERS own all of the Stock (as hereinafter defined);

     WHEREAS, THI desires to purchase from SELLERS, and SELLERS desire to sell to THI, all of the outstanding stock on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS
          -----------

     1.1 "Affiliate". As used in this Agreement, the term "Affiliate" shall mean, as applied to any person, any other person directly or indirectly
controlling, controlled by, or under common control with, that person.   For
purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

     1.2  "Ancillary Documents" shall have the meaning set forth in Section 9.1
           -------------------
hereof.

     1.3  "Code" shall mean the Internal Revenue Code of 1986, as amended,
           ----
and/or superseded.

     1.4 "Liabilities" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the materials terms thereof), fixed or contingent, required to be disclosed on Exhibit 5.15.1 and all trade payables and liabilities related to the Assets incurred in the ordinary course of business and disclosed on Exhibit 5.10 or incurred thereafter consistent with the term of this Agreement, which remain outstanding at Closing.

     1.5 "Rights" shall mean copyrights, licenses, patents, trademarks, trademark rights, trade names, service marks, service mark rights, and trade secrets, shop rights, know-how, technical information, techniques, discoveries, designs, proprietary rights and non-public information of FRESH and registrations, reissues and extensions thereof and applications and license therefor.

     1.6  "Stock" shall mean all of the outstanding stock of Fresh, Inc.
           -----
("FRESH").

     2.   SALE OF STOCK AND ISSUANCE OF THI STOCK
          ---------------------------------------

     2.1 Purchase and Sale of Stock. In exchange for the consideration specified herein, and upon and subject to the terms and conditions of this Agreement, THI agrees to purchase and acquire from SELLERS, and SELLERS agree to sell, assign, transfer, convey and deliver to THI or its assignee under Section
13.5 at the Closing, all rights, title and interest in and to the Stock, free and clear of any lien, encumbrance, security agreement, equity, option, claim, and charge or restriction.

     2.2 Delivery of Possession and Instruments of Transfer. At the Closing, SELLERS shall deliver to THI stock certificates of sale and such other instruments of transfer requested by and satisfactory to THI and its counsel for the consummation of the transactions contemplated under this Agreement and as are necessary to vest in THI all of SELLERS' rights, title and interest in and to the Stock, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction of any kind or nature.

     3.   CONSIDERATION
          -------------

     3.1 Cash Consideration. The aggregate cash consideration to be paid by THI in full consideration for its purchase of the Stock and the other rights provided herein shall be $70,000, to be divided among SELLERS, $35,000 each, payable in accordance with the provisions of Section 3.3.

     3.2  Stock Redemption.   In order provide SELLERS with ownership of all the
outstanding Stock, immediately prior to Closing, Richard Golrich ("Goldrich"), pursuant to that certain Stock Redemption between FRESH, Scarbrough, Davis and Goldrich,("Stock Redemption") shall tender to FRESH, any and all Stock owned by him and in consideration therefor, FRESH shall pay to Goldrich $35,000, payable in accordance with the provisions of Section 3.3. A copy of the Stock Redemption is attached as exhibit hereto.

     3.3  Time and Mode of Cash Payment.  The cash consideration set forth in
Section 3.1 shall be payable at the Closing by cashiers' or certified check(s) or by wire transfer of funds, provided good and marketable title to the Stock is delivered, free and clear of any lien, or encumbrance in accordance with Section
2.2 hereof and provided all other terms and conditions of this Agreement have been complied with.

     3.4 Issuance of THI Shares of Capital Stock. As additional consideration, subject to the conditions precedent set forth in this Agreement, at the Closing, THI shall issue, and pursuant to that certain Stock Redemption, FRESH shall cause THI to issue, to Scarbrough, Davis and Goldrich, an amount of shares of THI common stock, par value $.001 per share, to be divided equally among Scarbrough, Davis and Goldrich, as is equal to $150,000 based on the average purchase price per share at which such stock is traded during the five days immediately prior to the Closing. In addition, THI shall issue an additional 30,000 shares and 30,000 shares to Scarbrough and Davis respectively which shares shall constitute full satisfaction of the loans from Scarbrough and Davis to FRESH. Except as otherwise expressly provided in this Agreement, none of such shares shall be registered. All of the THI shares shall be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. THI acknowledges that Goldrich is a third party beneficiary to this Agreement. Except as otherwise expressly provided for in this Agreement, certificates evidencing the shares of THI common stock to be issued hereunder shall have stop transfer orders placed against them on the books of THI's transfer agent and each shall bear substantially the following legend:

     "The securities represented by this Certificate were acquired on _________________________ without registration under the Securities Act of 1933, as amended, or any applicable state securities law. No transfer, sale or other disposition of these securities or any interest therein may be made except under an effective registration statement under said Act covering such securities unless the Corporation has received an opinion of counsel satisfactory to it that such transfer or resale does not require registration under said Act."

     4.   CLOSING
          -------

     4.1 Closing and Closing Date. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Terrace Holdings, Inc., 4100 North Hills Drive, Hollywood, Florida, at 10:00 a.m. (local time), ___________, 1997, or at such later date, place or time as the parties shall otherwise mutually agree upon (the date of the Closing being referred to herein as the "Closing Date"), but shall be deemed effective as of June 30, 1997, or such later month end as immediately precedes any Closing Date subsequent to June 30, 1997 ("Effective Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated. The actions and documents necessary for the consummation of transactions contemplated by this Agreement shall be set forth in the Closing Memorandum attached hereto as Exhibit 4.1.

     5.  REPRESENTATIONS AND WARRANTIES OF SELLERS
         -----------------------------------------

     As an inducement to THI to enter into this Agreement and perform its obligations hereunder, SELLERS hereby represent and warrant to THI as follows, each of which representation and warranty is material and is being relied upon by THI, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

     5.1 Organization, Good Standing, Power, Etc. FRESH is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. FRESH is authorized or licensed to do business as a foreign corporation and is in good standing in each jurisdiction (set forth in Exhibit 5.1) in which the character and location of its Assets or the nature of the business transacted by FRESH makes such qualification necessary. FRESH has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) to own or lease and operate its properties and assets, and carry on its business as it is presently being conducted.

     5.2  Capital Stock.
          -------------

     (a) FRESH has authorized capital stock consisting of One Thousand (1,000) shares of common stock, $1.00 par value, of which Three Hundred (300) shares, (Two Hundred (200) shares after giving effect to that certain Stock Redemption) are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, and were issued in compliance with all federal and applicable state securities laws.

     (b) Except as set forth in Exhibit 5.2 hereof, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of capital stock of FRESH or any other securities (as such term is defined in the Securities Act of 1933, as amended). Except as set forth in Exhibit 5.2, there are no equity securities of the Company that are reserved for issuance or are outstanding.

     (c) SELLERS own all of the capital stock of FRESH free and clear of all liens, charges, encumbrances or claims of any kind whatsoever.

     5.3 Articles of Incorporation and By-Laws. Included in Exhibit 5.3 hereto are correct and complete copies of the Articles of Incorporation of FRESH, as amended to date, and the By-Laws of FRESH, as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect.

     5.4  Subsidiaries, Divisions and Affiliates.  Except as set forth on
Exhibit 5.4, there are no subsidiaries, divisions or Affiliates of FRESH. Except as set forth on Exhibit 5.4, the business of FRESH has been conducted solely by FRESH and not through any Affiliate, joint venture or other entity, person or under any other name.

     5.5 Equity Investments. Except as set forth in Exhibit 5.5, FRESH does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

     5.6 Authorization of Agreement. The execution, delivery and performance of this Agreement has been, and the Ancillary Documents will be, duly and validly executed and delivered by SELLERS. This Agreement constitutes a valid and binding obligation of SELLERS enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

     5.7 Effect of Agreement. The execution, delivery and performance of this Agreement by SELLERS, and the consummation by SELLERS of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which FRESH or SELLERS are subject; (b) violate any judgment, order, writ or decree of any court applicable to FRESH or SELLERS; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon the Stock pursuant to, any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Liabilities, to which FRESH or SELLERS are a party or by which any of the Assets is or may be bound or affected or from which FRESH derives benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of FRESH or any of the Stock.

     5.8 Restrictions; Burdensome Agreements. FRESH or SELLERS are not a party to any contract, commitment or agreement, nor are FRESH, the SELLERS or the Stock subject to, or bound or affected by, any provision of the Articles of Incorporation, By-laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect FRESH's business or any of the Stock.

     5.9 Governmental and Other Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by SELLERS of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

     5.10  Financial Statements.  SELLERS have delivered to THI, and included in
Exhibit 5.10 hereto are, correct and complete copies of balance sheets of FRESH for the periods ended September 30, 1997 and September 30,1996, the related statements of income for the nine months ended September 30, 1997 and 1996,(the "1997 Financial Statements") and balance sheets for the years ended December 31, 1996 and 1995 and the related statements of income for the years then ended (collectively, with the 1997 Financial Statements, the "Financial Statements"). None of the Financial Statements have been audited. Except as set forth on the compilation report of Jewett & DuBose, Certified Public Accountants, the Financial Statements are in accordance with the books and records of FRESH, have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately present the financial position of FRESH at their respective dates and the results of operations for the respective periods covered thereby and all items that could have a material adverse effect on the willingness of a prospective purchaser to acquire the Stock have been disclosed in the Financial Statements or in the Exhibits to this Agreement.

     5.11 Absence of Certain Changes or Events. Except as set forth on Exhibit 5.11, since January 1, 1997, FRESH has not: suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, FRESH's financial condition, results of operations or business or the value of the Stock.

     5.12 Title to Stock; Absence of Liens and Encumbrances. Except as set forth on Exhibit 5.12, (a) SELLERS have good title to, and own outright, the Stock, free and clear of all claims, liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects as to title; and (b) immediately following the Closing, THI will have good and marketable title to all Stock, free and clear of all claims, liens, charges, encumbrances, security interests, restrictions on use or transfer, or other defects of any nature. The leases and other agreements or instruments under which FRESH holds, leases or is entitled to the use of any real or personal property (a correct and complete list of such leases and other agreements or instruments being set forth on Exhibit 5.15.1) are in full force and effect and all rentals, royalties or other payments accruing thereunder prior to the date hereof have been duly paid. FRESH enjoys peaceable and undisturbed possession under all such leases, and the change in ownership of the Stock will not adversely affect such leases, other agreements and instruments.

     5.13 Equipment. Set forth on Exhibit 1.3(c) is a correct and complete list as of July 31, 1997 of all of the Equipment (as defined in Section 1.3(c)), indicating for each piece of Equipment whether it is owned or leased and setting forth where it is located. None of the Equipment has been disposed of since July 31, 1997. Except as noted on Exhibit 1.3(c), all of the Equipment (a) is in good working condition, with, to the knowledge of SELLERS, no material defects, and generally has been suitable to FRESH for the uses for which it was designed or has been employed by FRESH, and (b) conforms in all material respects with any laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect.

     5.14 Insurance. There are no outstanding or unsatisfied written requirements or repeated verbal recommendations imposed or made by any of FRESH's current insurance companies with respect to current policies covering any of the assets of FRESH, or by any governmental authority requiring or recommending, with respect to any of FRESH's assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the assets of FRESH. FRESH carries, and (with respect to any period for which a claim against FRESH may still arise) has always carried product liability insurance, worker's compensation insurance in reasonable amounts, and other insurance which is reasonably necessary to the conduct of the FRESH's business. On Exhibit 5.14 is set forth a correct and complete list of (a) all currently effective insurance policies and bonds covering the assets or the business of FRESH, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to the assets or relating to the business or products of FRESH which in the aggregate are in excess or One Thousand Dollars ($1,000.00), and (ii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of one Thousand Dollars ($1,000.00). Except as set forth on Exhibit 5.14, as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or threatened terminations or premiums increases with respect to any of such policies or bonds and there is no condition or circumstance applicable to the business of FRESH, other than the sale of the Common Stock pursuant to this Agreement, which may result in such termination or increase. SELLERS and FRESH are in compliance with all conditions contained in such policies or bonds, except for non-compliance which, individually or in the aggregate, would not have a material adverse affect on the business of FRESH.

     5.15  Agreements, Arrangements, Etc.
           -----------------------------

     5.15.1 Except as set forth on Exhibit 5.15.1, SELLERS and FRESH are not a party to, nor are FRESH or SELLERS bound by any:

          (a)  lease agreement (whether as lessor or lessee);

          (b) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

          (c) employment or other contract or agreement with an employee or independent contractor which (i) may not be terminated without liability to FRESH upon notice to the employee or independent contractor of not more than 30 days, or (ii) provides payments (contingent or otherwise) of more than $10,000 per year (including all salary, bonuses and commissions);

          (d) agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing assets or other goods to FRESH;

          (e)  non-competition, secrecy or confidentiality agreements;

          (f) agreement or other arrangement for the sale of goods or services by FRESH to any third party (including the government or any other governmental authority);

          (g)  agreement with any labor union;

          (h) policy of insurance (including bonds) in force with respect to FRESH or any of its operations, properties, assets or executive officers;

          (i) agreement, contract or order with any distributor, dealer, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than $1,000 and a term of more than six months under any such contract or order;

          (j) agreement, contract or order with any manufacturer, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms);

          (k) agreement with any food distributor or brokerage company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of FRESH's products to its customers;

          (l)  joint venture or partnership agreement with any other person;

          (m) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          (n) agreement with any banks or other persons, other than its employees, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

          (o) agreement with any bank, finance company or similar organization which acquires from FRESH receivables or contracts for sales on credit;

          (p) agreement granting any person a lien, security interest or mortgage on any of the assets of FRESH, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

          (q) agreement for the incurrence of any capital expenditure in excess of $1,000;

          (r)  advertising, publication or printing agreement;

          (s) agreement which restricts FRESH from doing business anywhere in the world;

          (t) agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

          (u) other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (a) through (t), materially affecting FRESH's business, including trade and other payables and liabilities incurred in the ordinary course of business (all of which are set forth in the 1997 Financial Statements on Exhibit 5.10), except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

Correct and complete copies of all Liabilities required to be shown on Exhibit
5.15.1 (or Exhibit 5.10) have been separately delivered to THI prior to the date hereof.

     5.15.2 Each of the Liabilities is valid, in full force and effect and enforceable by FRESH in accordance with its terms.

     5.15.3 Except as set forth on Exhibit 5.15.1, FRESH has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Liabilities, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the business of FRESH. Furthermore, there has not occurred any default by FRESH or any event which, with the lapse of time or the election of any person other than FRESH, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of FRESH, will become a default under any of the Liabilities, except for such defaults, if any, which
(a) have not resulted and will not result in any material loss to or liability of FRESH or any of its successors or assigns or (b) have been indicated on
Exhibit 5.15.1. FRESH is not in arrears in any material respect with respect to the performance of satisfaction of the terms or conditions to be performed or satisfied by it under any of the Liabilities and no waiver or variance has been granted by any of the parties hereto.

     5.15.4 After the Closing, except as set forth on Exhibit 5.15.1, each of the Liabilities does not require the consent of the other parties thereto and, with respect to any of the Liabilities which do require the consent of the other parties thereto, SELLERS have obtained such consent and has provided or will provide THI with copies thereof.

     5.16 Patents, Trademarks, Copyrights, Etc. Exhibit 1.3(d) sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the Rights set forth on such Exhibit and (ii) the product, service, or products or services of FRESH which make use of, or are sold, licensed or made under, each such Right. All of the Rights constitute all Rights necessary for the conduct of the business of FRESH, as such business is currently being conducted. Except as set forth on Exhibit 5.16, SELLERS have not sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any person, and have the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Rights necessary to the conduct of the business of FRESH as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by FRESH, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. The conduct of the business of FRESH as currently operated does not and will not conflict with, or infringe, legally enforceable rights of third parties. Except as set forth on Exhibit 5.16, the Rights owned by or licensed to FRESH have not been used, and no use is now being made, by any entity except FRESH and other entities duly licensed to use the same. Except as set forth on Exhibit 5.16, there is no infringement of any proprietary right owned or licensed by FRESH.

     5.17 Permits, Licenses, Etc. There are no permits, licenses, registrations, memberships, orders or approvals of governmental or administrative authorities or required to permit FRESH to carry on its business as currently conducted (other than (i) permits, licenses, registrations, trade memberships, orders or approvals which are set forth on Exhibit 5.17, all of which are in full force and effect, and (ii) other permits, licenses, orders or approvals, the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on FRESH's business).

     5.18 Compliance with Applicable Laws. The conduct of FRESH of its business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any law, statute, ordinance, regulation or executive order (including, without limitation, the Federal Food, Drugs and Cosmetics Act, as amended, the Occupational Safety and Health Act, the National Environmental Policy Act, any federal agriculture law, or the Foreign Corrupt Practices Act and the respective regulations thereunder and similar applicable state laws and regulations, including but not limited to agriculture laws and regulations) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on or FRESH's business. FRESH is not in default under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition, results of operations or business of FRESH or the value of the Stock.

     5.19 Litigation. Except as set forth on Exhibit 5.19, there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) the business of FRESH or the transactions contemplated by this Agreement; nor are any facts known to FRESH, which it believes could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any adverse affect, individually or in the aggregate in excess of One Thousand Dollars ($1,000) upon the business of FRESH, the value of the Stock or the transactions contemplated by this Agreement. FRESH has not waived any statute of limitations or other affirmative defense with respect to any of its obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which FRESH is a party, or to which the Company is subject. Neither SELLERS, FRESH nor any of its shareholders or current officer, director, partner or employee of FRESH or any Affiliate of FRESH has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the business engaged in by FRESH. FRESH's worker's compensation experience rating for the five-year period ending on the Closing Date is set forth in Exhibit 5.19.

     5.20 No Interest in Competitors. Set forth on Exhibit 5.20 is a list describing the extent to which SELLERS, FRESH, any of the shareholders or any officer or director of FRESH or any Affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, company, limited partnership, joint venture, association or other entity which is a competitor, supplier or customer of FRESH or has any type of business or professional relationship with FRESH.

     5.21 Customers, Suppliers, Distributors and Agents. Except as set forth on Exhibit 5.21, SELLERS have no knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with FRESH, will or may cease to continue such relationship with FRESH, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. Except for such common public information, SELLERS have no knowledge of (1) any other existing or contemplated modification or change in the business relationship of FRESH with, or (2) any existing condition or state of facts or circumstances which has affected adversely, will adversely affect (in more than a minimal manner), or has a reasonable likelihood of adversely affecting the business of FRESH with its customers, clients, suppliers or other persons or entities with material business dealings with FRESH or which has prevented or will prevent such business from being carried on by FRESH under its new ownership after the Closing in essentially the same manner as it is currently carried on.

     5.22 Books and Records. The books of account and other financial and corporate records of FRESH are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

     5.23 Employee Benefit Plans. Except as described in Exhibit 5.23, FRESH does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans. Exhibit 5.23 sets forth a correct and complete list of each and every employee benefit plan, including each pension, profit sharing, stock bonus, bonus, deferred compensation, severance, stock option or purchase plan, or other retirement plan or arrangement, covering employees of FRESH (the "Employee Benefit Plans"). For each such employee pension plan, multi-employer plan or welfare plan as those terms are defined in
Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA") and for each Employee Benefit Plan with respect to which FRESH is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, FRESH has delivered to THI complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto;
(ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by
Section 412 of ERISA; and (vi) the summary plan description. FRESH has complied with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of FRESH's employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in accordance with its provisions and is in compliance with such rules and regulations. Neither SELLERS, FRESH nor any Employee Benefit Plans maintained by FRESH or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans, and SELLERS do not have any knowledge that any other person has not complied with these rules and regulations.

     5.24 Powers of Attorney. Except as set forth on Exhibit 5.24, no person has any power of attorney to act on behalf of SELLERS in connection with any of FRESH's properties or business affairs other than such powers to so act as normally pertain to the officers of FRESH.

     5.25   THIS PROVISION INTENTIONALLY LEFT BLANK

     5.26  Labor Disputes, Unfair Labor Practices.  Except as set forth on
Exhibit 5.26, FRESH is not engaged in any labor practice which would have a material adverse affect on FRESH's business. There is no pending or affirmatively threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of FRESH. There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of FRESH during the last five
(5) years. No union representation question exists with respect to the employees of FRESH and no union organizing activities are taking place. FRESH has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action against FRESH for any reason related to the transactions contemplated by this Agreement or for any other reason.

     5.27 Past Due Obligations. Except as set forth on Exhibit 5.27, no past due obligations of FRESH over $500 have given rise or shall give rise within 6 months after the Closing Date (except as such will be performed by FRESH prior to the Closing so as to relieve THI of all liability therefor) to any additional liability to THI on account of their being past due.

     5.28 Environmental Compliance. Except as set forth in Exhibit 5.28, (i) SELLERS have not generated, used, transported, treated, stored, released or disposed of, nor has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any laws or governmental regulation; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of FRESH or the use of any property, facility of FRESH or to the knowledge of SELLERS any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any laws or governmental regulation or which would require reporting to or notification of any governmental entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of FRESH; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of FRESH has been and his being handled or dealt with in all respects in compliance with applicable local, state and federal laws. For purposes of this Section, "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances", or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, toxicity or "EP toxicity", and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production or crude oil, natural gas or geothermal energy.

     5.29 Tax and Other Returns and Reports. With respect to FRESH, SELLERS have timely filed or will file all federal, state and local tax returns and information returns ("Tax Returns") required to be filed by them and have paid all taxes due for all periods ending on or before December 31, 1996. Adequate provision has been made in the books and records of FRESH and in the Financial Statements referred to in Section 5.10 above for all taxes whether or not due and payable and whether or not disputed. Exhibit 5.29.A lists the date or dates through which the IRS and any other governmental entity have examined the United States federal income tax returns or information returns and any other Tax Returns of FRESH and of SELLERS as they may affect FRESH. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate and in all material respects. Except as set forth in Exhibit 5.29.B, no governmental entity has, during the past three years, examined or is in the process of examining any Tax Returns of FRESH or SELLERS as they may affect FRESH. Except as set forth on Exhibit 5.29.C, no Governmental Entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for taxes and there would be no basis for any such delinquency, assessment, lien or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against FRESH or SELLERS as they may affect FRESH or with respect to any Tax Return filed or to be filed by FRESH.

     5.30 Recent Dividends and Other Distributions. Except as provided in that certain Stock Redemption, there has been no dividend or other distribution of assets or securities by FRESH, whether consisting or money, property or any other thing of value, declared, issued or paid to or for the benefit of FRESH's shareholders subsequent to the date of the most recent financial statements described in Section 5.10.

     5.31 Inventory. Except as set forth in Exhibits 5.31A and B, all of the Inventory has been received within four months of June 30, 1997 and is of a quantity and quality saleable at regular prices or usable in the ordinary course of business during 1997. Exhibit 5.31A shall specify all Inventory that was received more than four months before the Closing Date, including the calendar month in which such Inventory was received, by quantity and product family.
Exhibit 5.31B shall specify all Inventory which is not of a quality or quantity saleable or usable in the ordinary course of business.

     5.32 Purchase and Sale Obligations. All purchase, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of FRESH have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, SELLERS shall deliver to THI a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of FRESH's obligations as of a date not earlier than ten
(10) days prior to the Closing.

     5.33 Other Information. None of the information which has been or may be furnished by SELLERS or any of their representatives to THI or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits hereto) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of FRESH in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

     5.34 Knowledge of SELLERS. As to each representation and warranty made by SELLERS under this Article 5, any fact or information known to any shareholder of FRESH or notice received by any shareholder of FRESH, shall be imputed to SELLERS as if such fact or information were known to SELLERS or such notice received by SELLERS.

     6.   REPRESENTATIONS AND WARRANTIES OF THI
          -------------------------------------

     THI hereby represents and warrants to SELLERS as follows, each of which representation and warranty shall be true as of the Closing Date:

     6.1 Organization. THI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THI has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by THI, and the consummation of the transactions contemplated hereby have been duly and effectively authorized by THI's Board of Directors. Subject to Section 6.5, this Agreement has been duly and validly authorized, executed and delivered on behalf of THI. Subject to Section 6.5, this Agreement constitutes a valid and binding obligation of THI, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

     6.3 Effect of Agreement. The execution, delivery and performance of this Agreement by THI and consummation by THI of the transactions contemplated hereby will not, with or without the giving or notice and the lapse of time, or both,
(a) violate any provision of law, statute, rule, regulation or executive order to which the THI is subject; (b) violate any judgment, order, writ or decree of any court applicable to THI; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the Certificate of Incorporation of THI or any commitment, contract or other agreement on instrument to which THI is a party.

     6.4 Litigation. To the best knowledge of THI, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

     6.5 Possible Submission to Stockholder Vote. THI has been advised that the transactions contemplated herein need not be submitted to its stockholders for approval. If, prior to Closing, THI is otherwise advised by counsel, it will so notify SELLERS forthwith. As soon as is practicable thereafter, and consistent with applicable state corporate and federal securities law and regulation, the transactions contemplated in this Agreement shall be disclosed and submitted to the Terrace stockholders to consider and vote thereon. SELLERS hereby agree fully to cooperate with THI and provide all reasonable assistance and documentation as may be necessary for THI full to comply with the applicable requirements under the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and under the applicable requirements of the NASDAQ Stock Market.

     7.  POST-CLOSING COVENANTS
         ----------------------

     7.1. Further Assurances. SELLERS, at the request of THI, shall execute, acknowledge and deliver to THI, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents (together with the instruments referred to in Section 1.3, referred to herein collectively as the "Ancillary Documents") and take such other action as THI may reasonably request (a) to transfer to and fully vest in THI, and protect THI's right, title and interest in and to all of SELLERS' rights, titles and interests in and to the Stock, and (b) otherwise to consummate the transactions contemplated by this Agreement.

          7.1.1 THI will provide to the SELLERS reasonable access to any records of FRESH's business which is in THI's possession and which will assist SELLERS in responding to or complying with any tax audit or other governmental inquiry or which may be necessary in connection with any litigation by or against SELLERS and relating thereto.

          7.1.2 THI will use its best efforts to maintain licenses under the Perishable Agricultural Commodity Act, 1930, as amended. Notwithstanding the foregoing, SELLERS as employees of THI's subsidiaries, shall have primary responsibility for the foregoing.

          7.1.3 After the Closing, THI shall not acquire or establish a business which competes with that of FRESH, unless such business is made a part of FRESH, during the term of the Employment Agreements of Scarbrough and Davis.

          7.1.4 After the Closing, THI will use its best efforts to secure the release of any personal guarantees which Davis or Scarbrough have given directly related to any of the Liabilities. If, notwithstanding its best efforts, THI is unable to secure the release of any such personal guarantees, THI agrees to indemnify and hold Davis and Scarbrough harmless from any claims arising under such personal guarantees under Section 12.3.

     7.2 Confidentiality. SELLERS shall use its best efforts to keep confidential any and all information concerning THI and its principals and Affiliates, except for information that may be available from sources generally available to the public. If for any reason the Closing shall not occur, SELLERS will continue to use its best efforts to keep the information concerning THI and its principals and Affiliates confidential and will not use it for any purpose and will return to THI all documents or other written materials and any copies thereof obtained or made by it during the course of the negotiations concerning THI and its principals and Affiliates.

     7.3 Cooperation. SELLERS shall cooperate with THI in arranging or participating in meetings between THI and employees, suppliers, customers, agents, distributors and others who have or have had a business relationship with SELLERS or FRESH, at times that are non-injurious in a material way to the operations of FRESH.

     8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THI
         ----------------------------------------------

     The obligations of THI pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by THI in its sole discretion:

     8.1 Accuracy of Representations and Warranties. All representations and warranties made by SELLERS (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate or instrument delivered to THI or its representatives by SELLERS or their representatives) shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to representations that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby.

     8.2 Performance of Agreements. SELLERS and FRESH shall have performed and complied with all covenants, obligations and agreements, including but not limited to those set forth this Agreement, to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

     8.3  Litigation, Etc.
          ---------------

          8.3.1 Except as set forth on Exhibit 5.19A, no claim, action, suit, proceeding, arbitration, investigation or hearing or note of hearing shall be pending or threatened against or affecting THI, SELLERS or FRESH which
     (a) might result either in an action or enjoin or prevent the consummation of the transactions contemplated by this Agreement; (b) in the reasonable judgment of THI would materially adversely affect the business of FRESH or the ability of THI to consummate the transactions contemplated by this Agreement or to operate the business of FRESH.

          8.3.2 SELLERS and FRESH shall not be in violation of any law, statute, ordinance, rule, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the business of FRESH; or which would individually or in the aggregate, materially adversely affect the ability of THI to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate the business of FRESH.

          8.3.3 No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of THI to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate any such business.

     8.4 Approvals and Consents. SELLERS shall have obtained, and THI shall have received copies of, all of the approvals and consents required by this Agreement, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to THI and its counsel.

     8.5. Shareholders' Certificate. THI shall have received an accurate certificate of the SELLERS dated the Closing Date, satisfactory in form and substance to THI and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 10.1 through 10.3.

     8.6 Officer's Certificate. THI shall have received an accurate certificate, dated the Closing Date, of the President of FRESH, dated as of the Closing Date, stating, among other things, that he is not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, assets, liabilities, management or prospects of FRESH.

     8.7 Good Standing Certificates. THI shall have received (a) a certificate of the Secretary of State of Florida, dated within 30 days before the Closing Date, certifying that the records of such state regarding FRESH incorporated in such state reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its corporate powers, rights and privileges, and that in accordance with the records of such state, such corporation is authorized to exercise all of its corporate powers, rights and privileges in such state and
(b) a telegram or other document from one or more appropriate officials of the State of Florida or an affidavit of counsel with respect to telephone conversations with such officials, dated within two days before the Closing Date, to the same effect.

     8.8 No Material Adverse Change. THI shall confirm to its sole satisfaction that there have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of FRESH, and that the unaudited Total Stockholders' Equity of FRESH as of June 30, 1997 is no less than its audited Total Stockholders' Equity as of December 31, 1996.

     8.9 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed in a manner reasonably satisfactory to THI, such approval not to be unreasonably withheld.

     8.10 Opinion of Counsel to FRESH. THI shall have received an opinion of Messrs. Katz and Mestre, counsel to FRESH, addressed to THI, dated the Closing Date, to the effect set forth in, and substantially in the form, of Exhibit 10.10.

     8.11 Licenses, Permits, Consents, Etc. THI shall have received evidence, in form and substance reasonably satisfactory to counsel for THI, that such licenses, permits, consents, approvals, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of FRESH have been obtained.

     8.12 Documentation of Rights. SELLERS shall have delivered to THI true and complete copies of all of the documentation held by SELLERS relating to each of the Rights.

     8.13 Officers' Financial Certificate. THI shall have received an accurate certificate as set forth in Exhibit 10.14 from the President and Secretary of FRESH, dated as of the Closing Date, satisfactory in form and substance to THI and its counsel, certifying that the 1996 Financial Statements are true and correct, and accurately present the financial position of FRESH during that interim period.

     8.14 Accountants Letter. THI shall have received to THI's sole satisfaction a "comfort" letter as set forth in Exhibit 10.15 from Jewett & DuBose, independent certified public accountants for FRESH, dated as of the Closing Date, stating, among other things, that such accountants are not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor are they aware of any as of the Closing Date, or the breach of any agreement, covenant or condition required by this Agreement to be performed or complied with by SELLERS prior to the Closing Date.

     8.15 Completion of Due Diligence. To THI's sole satisfaction, THI shall have received sufficient information and access to such information on a timely basis regarding FRESH.

     9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FRESH
        ------------------------------------------------

     The obligations of SELLERS under this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by SELLERS in their sole discretion.

     9.1 Accuracy of Representations and Warranties. All representations and warranties by THI in this Agreement shall be true as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     9.2 Performance of Agreements. THI shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     9.3 Secretary's Certificate. SELLERS shall have received a certificate from THI, substantially in the form of Exhibit 11.3, dated the Closing Date.

     9.4 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed in a manner reasonably satisfactory to SELLERS and approved by its counsel, including but not limited to (i) securing the appropriate approval(s) and/or license(s) under the Perishable Agricultural Commodities Act, 1930, as amended, and (ii) the affirmative vote of a majority of the THI shareholders voting at a meeting called for such purpose, if required under advice from THI's counsel; and such counsel to FRESH shall have been furnished with such other instruments and documents as they shall have reasonably requested.

     9.5 No Injunction. No third party injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated hereby.

     9.6 Opinion of Counsel to Buyer. SELLERS shall have received an opinion of Fishman & Merrick, P.C., counsel to THI, addressed to SELLERS, dated as of the Closing Date, to the effect set forth in, and substantially in the form, of
Exhibit 11.6.

     10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
         -----------------------------------------------------------

     10.1 Survival. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of two
(2) years after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any material claim, written notice of which shall have been delivered to THI or SELLERS, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to taxes, the period shall be the applicable statute of limitations, and with respect to customer claims, the period shall be five (5) years. For purposes hereof, a material claim shall mean a claim or claims aggregating $25,000 or more, individually or in the aggregate.

     10.2 Indemnification by SELLERS. Subject to the limitations set forth in the last sentence of Section 10.1, SELLERS hereby covenant and agree with THI that, regardless of any investigation made at any time by or on behalf of THI or any information THI may have and, regardless of the Closing hereunder, SELLERS shall indemnify THI and FRESH and its respective directors, officers, employees, representatives and Affiliates of THI, and each of their successors and assigns (individually, a "THI Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from (i) FRESH, or the conduct of its operations prior to the Closing, except for Liabilities specifically assumed by THI under the provisions hereof, and (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by SELLERS made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith) any taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, including those that arise out of or result from the transactions contemplated by this Agreement, other than taxes relating to the conduct of the business of FRESH after the Closing Date.

     If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this Section 10.2, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any THI Indemnified Party, SELLERS shall promptly furnish an indemnity bond reasonably satisfactory to THI to obtain the prompt release of such lien, attachment, garnishment or execution. THI shall be entitled to reduce any amounts it owes to SELLERS against any amount owed to it by SELLERS under this Section 10.2.

     10.3 Indemnification by THI. Subject to the limitations set forth in the last sentence of Section 10.1, THI hereby covenants and agrees with SELLERS that THI shall indemnify SELLERS and holds them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from (i) the conduct of the operations of FRESH subsequent to the Closing, and (ii) any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by THI made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith).

     If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this Section 10.3, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any FRESH Indemnified Party, THI shall promptly furnish an indemnity bond reasonably satisfactory to SELLERS to obtain the prompt release of such lien, attachment, garnishment or execution. SELLERS shall be entitled to reduce any amounts it owes to THI in the amount owed to it by THI under this Section 10.3.

     10.4 Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a THI Indemnified Party or SELLERS (referred to hereinafter as an "Indemnified Party"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interest of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article 10, for all costs and expense incurred by it in connection therewith.

     10.5 Subrogation. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the indemnifying party at no expense to the Indemnified Party in enforcing such rights.

     11.  MISCELLANEOUS
          -------------

     11.1 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, SELLERS and THI shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

     11.2 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

     11.3 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.4 Assignment. Without limitation, and without the consent, prior, written or otherwise, of SELLERS, this Agreement and all of the rights and obligations hereunder may be assigned by THI to any entity owned or controlled by, or affiliated with it. SELLERS shall consent in writing to any such assignment. Immediately upon such assignment, THI shall be released from any obligation, of any kind or nature, under this Agreement.

     11.5 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

     If to THI, to:

          Terrace Holdings, Inc.
          4100 North Hills Drive
          Hollywood, Florida  33312
          Facsimile:  (954) 894-0993

     With a copy to:

          Gerald L. Fishman, Esq.
          Fishman, Merrick, Miller, Genelly,
          Springer, Klimek & Anderson, P.C.
          30 North LaSalle Street
          Suite 3500
          Chicago, Illinois 60602
          Facsimile: (312) 726-2649

     If to SELLERS, to:

          Virgil Scarbrough
          4322 N.W. 88 Terrace
          Coral Springs, FL 33065

          Scott Davis
          6445 N.W. 72 Way
          Parkland, FL 33067

     With a copy to:

          Richard L. Katz, Esq.
          Katz & Mestre
          2100 Salzedo Street
          Suite 300
          Coral Gables, Florida  33134
          Facsimile:  (305) 447-8509

     11.6 Entire Agreement. This Agreement (including the Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit hereto or any Ancillary Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

     11.7 Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

     11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     11.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the choice of law principles or rules thereof.

     11.10 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

     11.11 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

     11.12 Transaction Taxes. THI shall pay any and all taxes imposed upon the initial issuance, and SELLERS shall pay any and all taxes imposed upon any subsequent sale and exchange of the Common Stock and transfer of ownership thereof.

     11.13 Disclosures. Any disclosure by either party hereto pursuant to any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

     11.14 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

     11.15 Brokers and Finders. Each party represents and warrants there are no brokers, finders or similar persons to whom compensation will be due or owing as a result of consummation of the transactions contemplated by this Agreement and each party hereby agrees to indemnify and hold the other party harmless against any such claims.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, as of the date first above written.


                                       TERRACE HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                           Samuel J. Lasko, President


                                           -------------------------------------
                                           Virgil Scarbrough


                                           -------------------------------------
                                           Scott Davis